Exhibit 99.1

Oncorus Reports Third Quarter 2020 Financial Results and Provides Business Highlights

— Received $98.4 million in aggregate gross proceeds in October from initial public offering —

— Initiated Phase 1 clinical trial of lead viral immunotherapy candidate, ONCR-177,

for the treatment of solid tumors —

— Announced clinical trial collaboration with Merck to evaluate combination of ONCR-177 with

KEYTRUDA® (pembrolizumab) as part of ongoing Phase 1 clinical trial —

CAMBRIDGE, Mass., Nov. 11, 2020 – Oncorus, Inc. (Nasdaq:ONCR), a viral immunotherapies company focused on driving innovation to transform outcomes for cancer patients, today reported third quarter 2020 financial results and highlighted recent achievements and developments.

“We’ve made significant strides thus far in 2020 advancing our mission to realize the full promise of viral immunotherapy for cancer patients, including the commencement of a Phase 1 clinical trial for our lead clinical candidate, ONCR-177, as well as entering into a clinical trial collaboration with Merck to study ONCR-177 in combination with KEYTRUDA as part of the trial,” said Theodore (Ted) Ashburn, M.D., Ph.D., President and Chief Executive Officer of Oncorus.

Dr. Ashburn further commented, “Bolstered by the completion of our IPO last month and a strong cash position, we continue to progress our pipeline of intratumorally and intravenously administered viral immunotherapies across our oncolytic Herpes Simplex Virus (oHSV) and Synthetic Virus Platforms. Our goal is to treat a broad spectrum of cancers to bring the full potential of this therapeutic class to as many patients as possible.”

Third Quarter 2020 and Recent Highlights

•

Completed initial public offering (IPO) in October. Oncorus’s common stock commenced trading on the Nasdaq Global Market under the ticker symbol “ONCR” on October 2, 2020. The IPO, at a public offering price of $15.00 per share, raised $98.4 million in aggregate gross proceeds, including shares sold to the underwriters pursuant to the partial exercise of their option to purchase additional shares.

•

Initiated Phase 1 clinical trial of ONCR-177. In June, Oncorus initiated a Phase 1 clinical trial of its lead product candidate, ONCR-177, an intratumorally administered oHSV viral immunotherapy being developed for multiple solid tumor indications. The Phase 1 open-label, multi-center, dose escalation and expansion clinical trial is designed to evaluate the safety and tolerability of ONCR-177 and to determine the recommended Phase 2 dose, as well as its preliminary anti-tumor activity, alone and in combination with Merck’s anti-PD-1 therapy, KEYTRUDA® (pembrolizumab), in patients with advanced and/or refractory cutaneous, subcutaneous or metastatic nodal solid tumors. Oncorus anticipates reporting interim data from the Phase 1 clinical trial in the second half of 2021 through the second half of 2022.

•

Announced clinical trial collaboration with Merck. In July, Oncorus announced a clinical trial collaboration and supply agreement with Merck (NYSE:MRK), known as MSD outside of the United States and Canada, through a subsidiary, to evaluate the combination of ONCR-177 with KEYTRUDA, as part of the ongoing Phase 1 clinical trial of ONCR-177 in adult patients with advanced and/or refractory cutaneous, subcutaneous or metastatic nodal solid tumors.

•

Continued to advance lead Synthetic Virus Platform programs toward clinical candidate nominations. Oncorus continues to advance its lead synthetic, intravenously (IV) administered viral immunotherapy programs based on the coxsackievirus A21 (CVA21) and the Seneca Valley Virus and expects to nominate clinical candidates for both programs in the first half of 2021. IV administration of viral immunotherapies is an attractive approach for improving the standard of care for many oncology patients because it allows for all tumors in a patient, including the micro-metastases that are sometimes difficult to detect and treat, to be treated directly. In addition, it allows for the potential treatment of certain tumors, such as those of the lung, that are less amenable to repeat intratumoral injection of anti-cancer therapies for both safety and feasibility reasons. Oncorus’s Synthetic Virus Platform includes its novel lipid nanoparticle delivery strategy designed to overcome the challenges caused by neutralizing antibodies that have limited the efficacy of previous industry efforts to treat tumors utilizing IV administration of CVA21.

•

Continued to advance second oHSV viral immunotherapy candidate, ONCR-GBM. Leveraging its oHSV Platform, Oncorus is pursuing ONCR-GBM to specifically target brain cancer, including glioblastoma multiforme (GBM). Oncorus is utilizing its knowledge of microRNA expression to engineer a microRNA attenuation strategy to protect healthy brain tissue and select a combination of payloads that address the specific drivers of immune suppression in brain cancer. Oncorus plans to nominate its ONCR-GBM clinical candidate in the second half of 2021.

Third Quarter Financial Results

•

Cash and cash equivalents were $54.0 million as of September 30, 2020, excluding the proceeds from the Company’s initial public offering in October 2020, compared to $45.3 million as of December 31, 2019.

•

Research and development expenses for the quarter ended September 30, 2020 were $6.9 million compared to $6.2 million for the corresponding period in 2019. The increase in research and development expenses was mainly attributable to increases in clinical trial costs for the Company’s Phase 1 clinical trial as well as increased personnel-related expenses driven by increased headcount.

•

General and administrative expenses for the quarter ended September 30, 2020 were $2.0 million compared to $1.5 million for the corresponding period in 2019. The increase in general and administrative expenses was primarily attributable to increases in audit and legal activity and related expenses as well as personnel-related expenses driven by increased headcount.

•

Other income (expense), net, for the quarter ended September 30, 2020 was an expense of $10.6 million compared to income of $0.2 million for the quarter ended September 30, 2019. Other expense in 2020 included a non-cash charge of $10.6 million related to an increase in the fair market value of the Company’s Series B preferred stock tranche rights liability that was settled in September 2020, upon the closing of the second tranche of the Series B financing, which occurred prior to the IPO.

•

Net loss attributable to common stockholders for the quarter ended September 30, 2020 was $22.4 million, or $(21.73) per share, compared to a net loss attributable to common stockholders of $9.2 million, or $(9.67) per share for the same period in 2019. The share and loss per share amounts do not reflect the impact of the Company’s IPO, which closed in October 2020.

Financial Guidance

Based upon its current operating plans and cash and cash equivalents, including the net proceeds from the IPO, the Company expects to have sufficient capital to fund its operating expenses and capital expenditure requirements into 2023.

About Oncorus

At Oncorus, we are focused on driving innovation to deliver next-generation viral immunotherapies to transform outcomes for cancer patients. We are advancing a portfolio of intratumorally and intravenously administered viral immunotherapies for multiple indications with significant unmet needs based on our oncolytic Herpes Simplex Virus (oHSV) Platform and Synthetic Virus Platform. Designed to deliver next-generation viral immunotherapy impact, our oHSV platform improves upon key characteristics of this therapeutic class to enhance potency without sacrificing safety, including greater capacity to encode transgenes to drive systemic immunostimulatory activity, retention of full replication competency to enable high tumor-killing potency, and orthogonal safety strategies to restrict viral activity to tumor cells. Our lead program, ONCR-177, is designed to be directly administered into a tumor, resulting in high local concentrations of the therapeutic agent, as well as low systemic exposure to the therapy, which we believe could potentially limit systemic toxicities. Please visit www.oncorus.com to learn more.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, implied and express statements regarding the clinical development of ONCR-177, including expectations regarding timing for reporting data from the ongoing Phase 1 clinical trial, as well as the product candidate’s therapeutic potential and clinical benefits; Oncorus’s expectations regarding upcoming milestones for its other potential product candidates, including the timing for nomination of candidates from its two Synthetic

Virus Platform development programs and its second oHSV Platform program, ONCR-GBM; and its belief that its current cash resources will be sufficient to fund its operations into 2023. The words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “expect,” “estimate,” “seek,” “predict,” “future,” “project,” “potential,” “continue,” “target” and similar words or expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, risks associated with: the impact of COVID-19 on Oncorus’s operations and the timing and anticipated results of its ongoing and planned clinical trials; the risk that the results of a clinical trial may not be predictive of future results in connection with future clinical trials; Oncorus’s ability to successfully demonstrate the safety and efficacy of ONCR-177 and obtain regulatory approval; and Oncorus’ ability to obtain, maintain and protect its intellectual property. These and other risks and uncertainties are described in greater detail in the section entitled “Risk Factors” in Oncorus’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, to be filed with the Securities and Exchange Commission on November 12, 2020, as well as discussions of potential risks, uncertainties, and other important factors in the other filings that Oncorus makes with the Securities and Exchange Commission from time to time. These documents are available under the “SEC filings” page of the Investors section of Oncorus’s website at http://investors.oncorus.com.

Any forward-looking statements represent Oncorus’s views only as of the date of this press release and should not be relied upon as representing its views as of any subsequent date. Oncorus explicitly disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.

Investor Contact:	Media Contact:
Alan Lada	Liz Melone
Solebury Trout	liz.melone@oncorus.com
617-221-8006 alada@soleburytrout.com

Oncorus, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except share and per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Operating expenses:
Research and development	$6,927	$6,221	$19,560	$18,183
General and administrative	1,973	1,513	6,032	3,978

Total operating expenses	8,900	7,734	25,592	22,161

Loss from operations	(8,900)	(7,734)	(25,592)	(22,161)
Other income (expense):
Change in fair value of Series B tranche rights	(10,631)	—	(11,256)	—
Other expense	(2)	(3)	(22)	(7)
Interest income	2	164	138	331

Total other income (expense), net	(10,631)	161	(11,140)	324

Net loss and comprehensive loss	$(19,531)	$(7,573)	$(36,732)	$(21,837)

Accretion of discount and dividends on redeemable convertible preferred stock	(2,848)	(1,578)	(8,298)	(1,609)

Net loss attributable to common stockholders	$(22,379)	$(9,151)	$(45,030)	$(23,446)

Net loss per share - basic and diluted	$(21.73)	$(9.67)	$(44.58)	$(25.48)

Weighted-average number of common shares - basic and diluted	1,030	946	1,010	920

Oncorus, Inc.

Selected Condensed Consolidated Balance Sheet Data

(in thousands)

(Unaudited)

	September 30, 2020	December 31, 2019
Cash and cash equivalents	$54,019	$45,286
Working capital (1)	50,463	40,963
Total assets	62,059	50,826
Series B tranche rights liability	—	1,876
Total liabilities	6,428	8,491
Redeemable convertible preferred stock	173,888	116,632
Total stockholders’ deficit	$(118,257)	$(74,297)

(1)	Working capital is defined as current assets less current liabilities